                                                                    EXHIBIT 99.2


                             INVERNESS SYSTEMS LTD

                           SHARE OPTION PLAN (1997)
                           ------------------------

                             A.  NAME AND PURPOSE

1.   Name:  This plan, as amended from time to time, shall be known as the
     ----
     Inverness Systems Ltd. Employee Share Option Plan (1997) (the "Plan").

2.   Purpose:  The purpose and intent of the Plan is to provide incentives to
     -------
     employees of Inverness Systems Ltd. (the "Company"), by providing them with opportunities to purchase shares in the Company, pursuant to the Plan that was approved by the Board of Directors of the Company.

          B.  GENERAL TERMS AND CONDITIONS OF THE PLAN

3.   Administration:
     --------------

3.1 The Plan will be administered by a Share Option Committee (the "Committee"), which will consist of such number of Directors of the Company (not less than two in number), as may be fixed from time to time by the Board of Directors of the Company. The Board of Directors shall appoint the members of the Committee, may from time to time remove members from, or add members to, the Committee and shall fill vacancies in the Committee however caused.

3.2 The Committee shall select one of its members as its Chairman and shall hold its meetings as such times and places as it shall determine. Actions at a meeting of the Committee at which a majority of its members are present or acts reduced to or approved in writing by all members of the Committee, shall be the valid acts of the Committee. The Committee may appoint a Secretary, who shall keep records of its meetings and shall make such rules and regulations for the conduct of its business as it shall deem advisable.

3.3 Subject to the general terms and conditions of this Plan, the Committee, shall have full authority in its discretion, from time to time and at any time, to determine (i) the persons to whom Option Awards (as hereinafter defined) shall be granted ("Grantees"), (ii) the number of shares to be covered by each Option Award, (iii) the time or times at which the same shall be granted, (iv) the schedule and conditions on which such Option Awards may be exercised and on which such shares shall be paid for, and/or
     (v) any other matter which is necessary or desirable for, or incidental to, the administration of the Plan. In determining the number of shares covered by the Option Awards to be granted to each Grantee, the Committee shall consider, among other things, the Grantee's salary and the duration of the Grantee's employment by the Company.

3.4 The Committee may from time to time adopt such rules and regulations for carrying out the Plan as it may deem best. No member of the Board of Directors or of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Option Award granted thereunder.

3.5 The interpretation and construction by the Committee of any provision of the Plan or of any Option Award thereunder shall be final and conclusive unless otherwise determined by the Board of Directors.

4.   Eligible Grantees:
     -----------------

4.1 No Option Award may be granted pursuant to this Plan to any person serving as a member of the Committee at the time of the grant.

4.2 Subject to this limitation and any restriction imposed by applicable law, Option Awards may be granted to any officer, key employee or other employee of the Company, whether or not a Director of the Company. The grant of an Option Award to a Grantee hereunder, shall neither entitle such Grantee to participate, nor disqualify him from participating, in any other grant of options pursuant to this Plan or any other share incentive or share option plan of the Company or any of its related companies.

5.   Trustee:  The Option Awards and/or shares in the Company which will be
     -------
     issued upon the exercise of the Option Awards may be held in trust, by Advocate Doron Latzer, of A. Tally Eitan Zeev Pearl, D. Latzer & Co as trustee (the "Trustee"). The Trustee shall hold the same pursuant to the Company's instructions from time to time. The Trustee shall not exercise any votes or voting rights at any meeting of the members of the Company in respect of the options. Upon the submission by the beneficial holder of shares into which Options were exercised of written instructions to the Trustee not more than 7 days in advance of any meeting of the members of the Company, the Trustee shall vote such shares at such meeting of the members of the Company in accordance with the instructions so submitted. The beneficial holder of the Shares who submitted the instruction to the Trustee shall full indemnify the Trustee for any and all costs and expenses entailed in the voting of such shares and in all acts taken by the Trustee in connection with such instructions.

6.   Reserved Shares:  The Company has reserved 219,000 authorized but unissued
     ---------------
     ordinary shares (nominal value NJS 0.01 per share) of the Company for purposes of the Plan, subject to adjustment as provided in paragraph 11 hereof. Any shares under the Plan, in respect of which the right hereunder of a Grantee to purchase the same shall for any reason terminate, expire or otherwise cease to exist, shall again be available for grant through Option Awards under the Plan.

7.   Option Awards:
     -------------

7.1 The Committee in its discretion may award to Grantees options to purchase shares in the Company available under the Plan ("Option Awards"). The Plan is intended to be a Section 102 Employee Option Plan within the meaning of the Israel Income Tax Ordinance (New Version). Option Awards may be granted at any time after this Plan has been approved by the Board of Directors of the Company (or prior to this Plan being so approved, provided that the grant of such Option Awards is made subject to such approval) and the shares reserved for the Plan have been effectively created. The date of grant of each Option Award shall be the date specified by the Committee at the time such award is made.

7.2 The instrument granting an Option Award shall state, inter alia, the number of shares covered thereby, the dates when it may be exercised (subject to paragraph 9.1), the exercise price, the schedule on which such shares may be paid for and such other terms and conditions as the Committee in its discretion may prescribe, provided that they are consistent with this Plan.

8.   Option Prices:  The price per share covered by each Option Award shall be
     -------------
     equal to its par vale, unless otherwise determined by the Committee.

9.   Exercise of Option Award:
     ------------------------

9.1 Option Awards shall be exercisable pursuant to the terms and Company's 1997 Share Option Plan Agreement (under which they were awarded) and subject to the terms and conditions of this Plan; provided, however, that in no event
                                            --------  -------
     shall an Option Award be exercisable after the expiration of ten (10) years from the date such Option Award is granted.

9.2 An Option Award, or any part thereof, shall be exercisable by the Grantee's signing and returning to the Company at its principal office (and to the Trustee, where applicable), a "Notice of Exercise" in such form and substance as may be prescribed by the Committee from time to time.

9.3 Notwithstanding, anything herein to the contrary but without derogating from the provisions of paragraph 10 hereof, if any Option Award, or any part, thereof, has not been exercised and the shares covered thereby not paid for within ten (10) years after the date of grant (or any other period set forth in the instrument granting such Option Award pursuant to paragraph 7), such Option Award, or such part thereof, and the right to acquire such shares shall terminate, all interests and rights of the Grantee in and to the same shall expire, and, in the event that in connection therewith any shares are held in trust as aforesaid, such trust shall expire and the Trustee shall thereafter hold such shares in an unallocated pool until instructed by the Company that some or all of such shares are again to be held in trust for one or more Grantees.

9.4 Each payment for shares under an Option Award shall be in respect of a whole number of shares, shall be effected in cash or by a cashier's or certified check payable to the order of the Company, or such other method of payment acceptable to the Company as determined by the Committee, and shall be accompanied by a notice stating the number of shares being paid for thereby.

10.  Termination of Employment:
     -------------------------

10.1 In General:  If the Grantee should die or become totally disabled while in
     ----------
     the employ of the Company or of a subsidiary thereof, or if the Grantee should be discharged or resign from the employ of the Company or of a subsidiary thereof, the estate or personal representative of the Grantee as the case may be, shall have the right, for a period of three (3) months from the date of discharge or resignation, to exercise any unexpired Options to the extend not theretofore exercised, but only with respect to the number of shares purchasable at the time of such termination, (i.e. the number of Options vested at such time), and to pay for any or all Option Shares covered thereby, and to the extent that such rights are exercised as provided herein, to receive a certificate therefor.

     (b) In the event of the resignation or discharge of the Grantee from the employ of the Company or a subsidiary, such employment shall, for the purpose of this Section, be deemed to have ceased upon the date of delivery of notice of discharge or resignation, as the case may be.

     (c) Transfer of the Grantee from the employ of the Company to a subsidiary (and vice versa) or from the employ of a subsidiary of the Company to another subsidiary thereof, shall not be deemed a termination of employment for purposes hereof.

10.2 Discharge for Cause:  Notwithstanding, anything herein to the contrary, if
     -------------------
     the Grantee should be discharged from the employ of the Company or a subsidiary for reasons of negligence in the discharge of his duties, breach of fiduciary duty, willful cause of damage or loss to the Company in any fashion or similar cause, or any other breach of employment agreement with the Company or a subsidiary, all Options granted to the Grantee under the Plan and all Options to which the Grantee may be entitled after the effective date of discharge shall ipso facto expire and terminate.

11.  Adjustments:  Upon the happening of any of the following described events,
     -----------
     a Grantee's rights to purchase shares under the Plan shall be adjusted as hereinafter provided.

11.1 In the event that the ordinary shares of the Company are subdivided or combined into a greater or smaller number of shares or if, upon a merger, consolidation, reorganization, recapitalization or the like, the ordinary shares of the Company are exchanged for other securities of the Company or of another corporation, each Grantee shall be entitled, subject to the conditions herein stated, to purchase such number of ordinary shares or amount of other securities of the Company or such other corporation as were exchangeable for the number of ordinary shares of the Company which such Grantee would have been entitled to purchase except for such action, and appropriate adjustments shall be made in the purchase price per share to reflect such subdivision, combination or exchange.

11.2 In the event that the Company issues any of its ordinary shares or other securities as bonus shares upon or with respect to any shares which are at the time subject to a right of purchase by a Grantee hereunder each Grantee upon exercising such right shall be entitled to receive (if he so elects), in addition to the shares as to which he is exercising such right, the appropriate number of bonus shares, on the same terms and conditions as offered to the other shareholders, which he would have received had he been the holder of the shares as to which he is exercising his right at all times between the date of the granting of such right and the date of its exercise.

11.3 Upon the happening of any of the foregoing events, the class and aggregate number of ordinary shares issuable pursuant to the Plan (as set forth in paragraph 6 hereof), in respect of which Option Awards have not yet been granted, shall also be appropriately adjusted to reflect the events specified in paragraphs 11.1 and 11.2 above.

11.4 The Committee shall determine the specific adjustments to be made under this paragraph 11, and its determination shall be conclusive.

12.   Assignability and Sale of Shares:
      --------------------------------

12.1 No shares purchasable hereunder which were not fully paid for, shall be assignable or transferable by the Grantee. For avoidance of doubt, the foregoing shall not be deemed to restrict the transfer of a Grantee's rights in respect of Option Awards or shares purchasable pursuant to the exercise thereof upon the death of such Grantee to his estate or other successors by operation of law or will, whose rights therein shall be governed by paragraph 10.2 hereof.

12.2 No Option Award my be transferred other than by will or by the laws of descent and distribution, and during the Grantee's lifetime an Option Award may be exercised only by him.

13.   Securities Act of 1933; Israel Securities Law, 1967: By his exercise of an
      ---------------------------------------------------
      Option Award hereunder, the Grantee agrees not to sell, transfer or otherwise dispose of any of the shares so purchased by him except in compliance with the United States Securities Act of 1933, and the Israel Securities Law, 1967, as amended, and the rules and regulations thereunder and the Grantee further agrees that all certificates evidencing any of such shares shall be appropriately legended to reflect such restriction. The Company does not obligate itself to register any shares under the United States Securities Act of 1933, as amended. However, the securities being offered and/or issued hereby have been issued in compliance with the Israel Securities Law, 1967.

14.   Term and Amendment of the Plan:
      ------------------------------

14.1 The Plan shall become effective upon the adoption thereof by the Board of Directors of the Company shall expire when terminated by the Board of Directors (except as to Option Awards outstanding on that date).

14.2 The Board of Directors may, at any time and from time to time, terminate or amend the Plan in any respect except that in no even may any action of the Company alter or impair the rights of a grantee, without his consent, under any Option Award previously granted to him.

15.   Continuance of Employment: Neither the Plan nor the Agreement shall impose
      -------------------------
      any obligation on the company or a related company thereof, to continue any Grantee in its employ, and nothing in the Plan or in any Option Award granted pursuant thereto shall confer upon any Grantee any right to continue in the employ of the Company or a related company thereof or restrict the right of the Company or a related company thereof to terminate such employment at any time.

16.   Governing Law:  The Plan and all instruments issued thereunder or in
      -------------
      connection therewith, shall be governed by, and interpreted in accordance with, the laws of the State of Israel.

17.   Application of Funds:  The proceeds received by the Company from the sale
      --------------------
      of shares pursuant to Option Awards granted under the Plan will be used for general corporate purposes of the Company or any related company thereof.

18.   Tax Consequences:  Any tax consequences arising from the grant or exercise
      ----------------
      of any Option Award, from the payment for shares covered thereby or from any other event or act (of the Grantee or the corporation that employs the Grantee) hereunder, shall be borne solely by the Grantee. Furthermore, the Grantee shall agree to indemnify the corporation that employs the Grantee and the Trustee and hold them harmless against and from any and all liability for any such tax or interest or penalty thereon, including without limitation, liabilities relating to the necessity to withhold, or to have withheld, any such tax from any payment made to the Grantee.